GREENLIGHT RE ANNOUNCES
THIRD QUARTER 2012 FINANCIAL RESULTS

GRAND CAYMAN, Cayman Islands - October 31, 2012 - Greenlight Capital Re, Ltd. (NASDAQ: GLRE) today announced financial results for the third quarter of 2012. Greenlight Re reported net income of $46.1 million for the third quarter of 2012 compared to a net loss of $4.5 million for the same period in 2011. Fully diluted earnings per share for the third quarter of 2012 were $1.23, compared to a net loss per share of $0.12 for the prior-year period.

Fully diluted adjusted book value per share was $23.57 as of September 30, 2012, a 19.4% increase from $19.74 per share as of September 30, 2011.

Financial and operating highlights for Greenlight Re for the third quarter ended September 30, 2012 include:

•
Gross written premiums in the third quarter of 2012 were $67.6 million compared to $93.2 million in the third quarter of 2011, while net earned premiums were $116.6 million, an increase from $90.3 million in the prior-year period.

•	An underwriting loss of $43.9 million was reported for the third quarter of 2012. This compares to an underwriting loss of $3.9 million in the third quarter of 2011.

•
Net investment income of $96.5 million was reported for the third quarter of 2012, representing a gain of 8.8% on Greenlight Re's investment portfolio. This compares to investment income of $1.1 million in the third quarter of 2011, representing a 0.1% gain on the Company's investment portfolio.

“This quarter yielded solid results in our investment portfolio partially offset by a large underwriting loss caused primarily by our commercial motor liability contracts in run-off,” said Bart Hedges, Chief Executive Officer of Greenlight Re. “The ongoing reinsurance portfolio is performing as expected, and we remain disciplined as we assess new underwriting opportunities in the U.S. and Europe.”

Financial and operating highlights for Greenlight Re for the nine months ended September 30, 2012 include:

•
Net income of $75.2 million for the nine months ended September 30, 2012 was reported as compared to a net loss of $63.4 million for the same period in 2011. Fully diluted earnings per share were $2.01, compared to a net loss per share of $1.75 for the prior-year period.

•
Gross written premiums for the nine months ended September 30, 2012 were $303.9 million, compared to $307.2 million in the comparable period in 2011, while net earned premiums were $348.2 million, an increase from $302.7 million for the prior-year period.

•	The combined ratio for the nine months ended September 30, 2012 was 114.4%, compared to 103.3% for the nine months ended September 30, 2011.

•	For the first nine months of 2012, net investment income was $131.2 million as compared to a net investment loss of $54.6 million during the comparable period in 2011.

“Our investment portfolio had a strong third quarter of 2012, aided by our highest conviction long positions and gold,” said David Einhorn, Chairman of the Board of Directors of Greenlight Re. “We remain disciplined in both our underwriting and investment activities and we continue to focus on providing customer-centric solutions for our reinsurance clients.”

Conference Call Details

To participate in the Greenlight Capital Re, Ltd. Third Quarter 2012 Earnings Call on Thursday, November 1 at 9:00am Eastern, please dial in to the conference call at:

U.S. toll free             1-877-317-6789
International            1-412-317-6789

The conference call can also be accessed via webcast at:

http://services.choruscall.com/links/glre121101.html

A telephone replay of the call will be available from 11:00 a.m. Eastern time on November 1, 2012 until 9:00 a.m. Eastern time on November 9, 2012.  The replay of the call may be accessed by dialing 1-877-344-7529 (U.S. toll free) or 1-412-317-0088 (international), access code 10019320. An audio file of the call will also be available on the Company's website, www.greenlightre.ky.

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Regulation G
Fully diluted adjusted book value per share is a non-GAAP measure and represents basic adjusted book value per share combined with the impact from dilution of share based compensation including in-the-money stock options as of any period end. Book value is adjusted by subtracting the amount of the non-controlling interest in joint venture from total equity to calculate adjusted book value. We believe that long term growth in fully diluted adjusted book value per share is the most relevant measure of our financial performance. In addition, fully diluted adjusted book value per share may be of benefit to our investors, shareholders and other interested parties to form a basis of comparison with other companies within the reinsurance industry.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on behalf of the Company. These risks and uncertainties include the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market fluctuations, trends in insured and paid losses, catastrophes, regulatory and legal uncertainties and other factors described in our annual report on Form 10-K filed with the Securities Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Greenlight Capital Re, Ltd.
Greenlight Re (www.greenlightre.ky) is a NASDAQ listed company with specialist property and casualty reinsurance companies based in the Cayman Islands and Ireland.  Greenlight Re provides a variety of custom-tailored reinsurance solutions to the insurance, risk retention group, captive and financial marketplaces.  Established in 2004, Greenlight Re selectively offers customized reinsurance solutions in markets where capacity and alternatives are limited.  With a focus on deriving superior returns from both sides of the balance sheet, Greenlight Re's assets are managed according to a value-oriented equity-focused strategy that complements the Company's business goal of long-term growth in book value per share.

Contact:
Investors:
Garrett Edson
ICR
(203) 682-8331
IR@greenlightre.ky

Media:
Brian Ruby
ICR
(203) 682-8268
Brian.ruby@icrinc.com

GREENLIGHT CAPITAL RE, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS

September 30, 2012 and December 31, 2011
(expressed in thousands of U.S. dollars, except per share and share amounts)

	September 30, 2012	December 31, 2011
	(unaudited)	(audited)
Assets
Investments
Debt instruments, trading, at fair value	$6,361	$10,639
Equity securities, trading, at fair value	1,068,534	890,822
Other investments, at fair value	146,576	128,685
Total investments	1,221,471	1,030,146
Cash and cash equivalents	22,301	42,284
Restricted cash and cash equivalents	1,289,434	957,462
Financial contracts receivable, at fair value	18,983	23,673
Reinsurance balances receivable	185,068	141,278
Loss and loss adjustment expenses recoverable	34,006	29,758
Deferred acquisition costs, net	57,735	68,725
Unearned premiums ceded	6,041	27,233
Notes receivable	19,078	17,437
Other assets	3,553	5,492
Total assets	$2,857,670	$2,343,488
Liabilities and equity
Liabilities
Securities sold, not yet purchased, at fair value	$1,020,031	$683,816
Financial contracts payable, at fair value	15,609	6,324
Due to prime brokers	296,739	260,359
Loss and loss adjustment expense reserves	349,395	241,279
Unearned premium reserves	185,053	225,735
Reinsurance balances payable	36,289	32,192
Funds withheld	18,433	38,031
Other liabilities	10,260	10,054
Performance compensation payable to related party	31,646	—
Total liabilities	1,963,455	1,497,790
Equity
Preferred share capital (par value $0.10; authorized, 50,000,000; none issued)	—	—
Ordinary share capital (Class A: par value $0.10; authorized, 100,000,000; issued and outstanding, 30,423,704 (2011: 30,283,200): Class B: par value $0.10; authorized, 25,000,000; issued and outstanding, 6,254,949 (2011: 6,254,949))	3,668	3,654
Additional paid-in capital	491,262	488,478
Retained earnings	386,172	310,971
Shareholders’ equity attributable to shareholders	881,102	803,103
Non-controlling interest in joint venture	13,113	42,595
Total equity	894,215	845,698
Total liabilities and equity	$2,857,670	$2,343,488

GREENLIGHT CAPITAL RE, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

For the three and nine months ended September 30, 2012 and 2011
(expressed in thousands of U.S. dollars, except per share and share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
Revenues
Gross premiums written	$67,644	$93,156	$303,850	$307,160
Gross premiums ceded	30,637	(9,308)	24,244	(29,967)
Net premiums written	98,281	83,848	328,094	277,193
Change in net unearned premium reserves	18,276	6,500	20,065	25,462
Net premiums earned	116,557	90,348	348,159	302,655
Net investment income (loss)	96,450	1,070	131,161	(54,574)
Other income (expense), net	191	184	(256)	(163)
Total revenues	213,198	91,602	479,064	247,918
Expenses
Loss and loss adjustment expenses incurred, net	126,624	62,399	277,268	184,994
Acquisition costs, net	33,820	31,847	107,751	116,792
General and administrative expenses	4,637	1,532	13,619	10,867
Total expenses	165,081	95,778	398,638	312,653
Income (loss) before income tax expense	48,117	(4,176)	80,426	(64,735)
Income tax expense	(645)	(148)	(707)	(189)
Net income (loss) including non-controlling interest	47,472	(4,324)	79,719	(64,924)
(Income) loss attributable to non-controlling interest in joint venture	(1,335)	(156)	(4,518)	1,492
Net income (loss)	$46,137	$(4,480)	$75,201	$(63,432)
Earnings (loss) per share
Basic	$1.26	$(0.12)	$2.05	$(1.75)
Diluted	$1.23	$(0.12)	$2.01	$(1.75)
Weighted average number of ordinary shares used in the determination of earnings (loss) per share
Basic	36,678,653	36,153,743	36,630,136	36,153,743
Diluted	37,402,725	36,153,743	37,360,049	36,153,743

The following table provides the ratios for the nine months ended September 30, 2012 and 2011:

	Nine months ended September 30, 2012			Nine months ended September 30, 2011
	Frequency	Severity	Total	Frequency	Severity	Total

Loss ratio	80.8%	52.5%	79.6%	62.2%	39.0%	61.1%
Acquisition cost ratio	31.6%	16.4%	30.9%	39.6%	18.5%	38.6%
Composite ratio	112.4%	68.9%	110.5%	101.8%	57.5%	99.7%
Internal expense ratio			3.9%			3.6%
Combined ratio			114.4%			103.3%